UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
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ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0429198
(State of incorporation or organization)	(IRS Employer Identification No.)

14515 Briarhills Parkway, Suite 105 Houston, Texas (Address of Principal Executive Offices)	77077 (Zip Code)
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(Former name and address)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   [X]
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Securities Act registration statement file number to which this form relates:   333-177992

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be So Registered None	Name of Each Exchange On Which Each Class Is To Be Registered N/A

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, par value $0.0025 per share

Item 1.  Description of Registrant’s Securities to be Registered.

A description of Registrant’s $0.0025 par value common stock (“Common Stock”) being registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-177992) filed with the Securities and Exchange Commission on November 10, 2011, as amended, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit 3.1	Articles of Incorporation, as amended (incorporated by reference from Exhibit 3.1 to Form 10-KSB filed with SEC on March 31, 1998)

Exhibit 3.2
Certificate of Amendment to Articles of Incorporation (dated July 15, 2011) (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with SEC on November 10, 2011)

Exhibit 3.3
Certificate of Change filed Pursuant to NRS 78.209 (filed July 26, 2011) (incorporated by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed with SEC on November 10, 2011)

Exhibit 3.4	Bylaws (Incorporated by reference from Exhibit 3.2 to Form 10-KSB filed with SEC on March 31, 1998)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

ONE WORLD HOLDINGS, INC.

By:	/s/Corinda Joanne Melton
Corinda Joanne Melton
President, Chief Executive Officer,
Principal Executive Officer

May 13, 2014